Exhibit 10.4

Chevron Corporation Special Restricted Stock Unit Award Agreement (Share Settled)

1.NOTICE OF RESTRICTED STOCK UNIT AWARD.
You have been granted a Restricted Stock Unit Award, subject to the terms and conditions of the 2022 Long-Term Incentive Plan of Chevron Corporation (“Plan”) and this Award agreement (“Agreement”). By accepting this Restricted Stock Unit Award, you agree to all terms and conditions of the Plan, its Rules, and any provisions within this Agreement. In the event of any conflict between the provisions of this Agreement and the terms of the Plan or Rules, the terms of the Plan and/or Rules shall govern. Defined terms that are not defined herein shall have the meaning ascribed to them in the Plan or Rules. For a copy of the Plan documents, go to the Executive Plans website, the Global Executive Plans website, or contact the Executive Compensation Group at [email address] or [telephone number].
1.1NAME OF EMPLOYEE:
1.2GRANT DATE:
1.3NUMBER OF UNITS GRANTED:
1.4VESTING DATE: Your Restricted Stock Unit Award will vest only if you remain employed with Chevron through [DATE].

2.TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD.
1.1EFFECT OF TERMINATION ON VESTING. The entire Restricted Stock Unit Award will be forfeited if your employment Terminates prior to the Vesting Date for any reason.
1.2DISABILITY. For purposes of the Vesting Schedule and the Expiration Date of your Restricted Stock Unit Award, you are deemed to have Terminated upon the earlier of twenty-nine (29) months after the commencement of long-term disability benefits under a plan or program sponsored by the Corporation, or the date you fail to qualify, or no longer qualify for such long-term disability benefits, provided that you do not return to active employment with the Corporation at that time.
1.3DIVIDEND EQUIVALENTS. If the dividend record date and accompanying dividend payment date of Chevron common stock occur on or before the applicable Vesting Date, the Restricted Stock Unit Award will earn Dividend Equivalents in the form of additional Restricted Stock Units, subject to the vesting condition described above. If the dividend record date is on or before the applicable Vesting Date but the accompanying dividend payment date is after the applicable Vesting Date, the vested Restricted Stock Unit Award will earn Dividend Equivalents only in the form of cash.
1.4RESTRICTED STOCK UNIT AWARD PAYOUT. The gross Share payout of your Restricted Stock Unit Award is equal to the number of vested Restricted Stock Units, including vested dividend Equivalents on the Vesting Date.
1.5PAYMENT. Your vested Restricted Stock Units will be settled in Shares, less all applicable withholding taxes, as soon as practical after the Vesting Date.
1.6DEFERRAL. You may not defer payment of your Restricted Stock Unit Award payout.
1.7MISCONDUCT. Restricted Stock Unit Awards may be forfeited for Misconduct as defined in the Plan, and the Corporation may demand repayment of amounts received on or after the date of the Misconduct. See the terms of the Plan for additional information.
1.8TAXATION. You are responsible for all taxes with respect to the Restricted Stock Unit Award. The Corporation makes no guarantees regarding the tax treatment of your Award and the tax consequences of Restricted Stock Unit Awards vary, depending on the country’s laws that govern this Restricted Stock Unit Award. Consult the prospectus or prospectus supplement and your tax advisor for more information regarding the tax consequences of your Restricted Stock Unit Award. For a copy of the prospectus or prospectus supplement, go to Executive Plans website or the Global Executive Plans website.

1.9ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of Restricted Stock Units under this Agreement shall be adjusted in accordance with the terms of the Plan.
1.10NON-TRANSFERABILITY OF AWARD. You are not permitted to sell, transfer, pledge, assign or encumber this Restricted Stock Unit Award during your lifetime.

1.11 BENEFICIARY DESIGNATION. You may designate a beneficiary for your Restricted Stock Unit Award on the Benefit Connection website. Benefit Connection can be accessed on the Chevron U.S. Benefits website [website link]. Non-U.S. payroll employees may download a Beneficiary Designation form from the Global Executive Plans website.
1.12NO RIGHT TO CONTINUED EMPLOYMENT. The granting of the Restricted Stock Unit Award shall impose no obligation on the Corporation or its affiliate to continue your employment.
1.13RIGHTS AS A STOCKHOLDER. You will have none of the rights of a stockholder of the Corporation with respect to the Restricted Stock Unit Award.
1.14AMENDMENT. This Agreement may not be altered, modified or amended except by written instrument signed by both parties and in accordance with the terms of the Plan.